AMENDMENT NO. 1
TO
AMENDED AND RESTATED
RIGHTS AGREEMENT
     THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED RIGHTS AGREEMENT (the “Amendment”), dated as of May 25, 2007, is made by CT COMMUNICATIONS, INC., a North Carolina corporation (the “Company”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national bank (“Wachovia”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation (“AST”), to the Amended and Restated Rights Agreement by and between the Company and First Union National Bank (“First Union”) adopted August 27, 1998 and amended January 28, 1999 (the “Rights Agreement”).
     WHEREAS, Wachovia is the successor by merger to First Union National Bank; and
     WHEREAS, AST has purchased substantially all of the assets and liabilities of Wachovia’s shareholder services business pursuant to and specified in the Purchase Agreement by and between Wachovia and AST, dated as of December 8, 2005 (the “Agreement”); and
     WHEREAS, AST has been appointed as Wachovia’s lawful agent and attorney in fact pursuant to the Limited Power of Attorney, dated as of November 1, 2006, which authorizes AST to execute and deliver any and all instruments of transfer and assignment as AST deems to be necessary to assign, or evidence the assignment, pursuant to and in furtherance of the Agreement, of any of Wachovia’s shareholder services business sold to Rights Agent, including, without limitation, instruments of resignation and/or appointment; and
     WHEREAS, pursuant to Section 27 of the Rights Agreement, under circumstances set forth therein, (i) the Company and the Rights Agent (as defined therein) may supplement or amend any provision of the Rights Agreement without the approval of any holders of certificates representing shares of Company Common Stock (as defined in the Rights Agreement) and (ii) upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of Section 27 of the Rights Agreement, the Rights Agent shall execute such supplement or amendment; and
     WHEREAS, the Company desires to amend the Rights Agreement as set forth herein and to direct AST to execute this Amendment.
     NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereby agree as follows:
     Section 1. Change of Rights Agent. AST in its capacity as attorney in fact for Wachovia, hereby resigns Wachovia as Rights Agent and accepts the appointment of AST as Rights Agent in accordance with the terms of Section 21 of the Rights Agreement and agrees to serve in that capacity for the consideration and subject to all of the terms and conditions of the Rights Agreement.

     Section 2. Direction to Rights Agent. The Company hereby directs AST, in its capacity as Rights Agent and in accordance with the terms of Section 27 of the Rights Agreement, to execute this Amendment.
     Section 3. Certification of Appropriate Officer. The undersigned officer of the Company, being duly authorized on behalf of the Company, hereby certifies on behalf of the Company to AST that (a) he is the Secretary of the Company and (b) this Amendment is in compliance with Section 27 of the Rights Agreement.
     Section 4. Amendment of Rights Agreement. The Rights Agreement is hereby amended as follows:
     (a) Section 1 of the Rights Agreement is hereby amended by inserting the following subsections at the end of such Section 1:
     “(hh) “Merger” shall have the meaning set forth in the Merger Agreement.
     (ii) “Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of May 25, 2007, between the Company, Windstream Corporation, a Delaware corporation , and Windstream Marlin, Inc. a North Carolina corporation, as it may be amended from time to time.”
     (b) Section 1(a) of the Rights Agreement is hereby amended by inserting the following sentences at the end of such Section 1(a):
“Notwithstanding anything in this Section 1(a) to the contrary, neither the Parent nor any of its Subsidiaries, Affiliates or Associates, including Merger Sub (as defined in the Merger Agreement) (collectively, the “Parent Group”) shall be, or shall be deemed to be, an Acquiring Person by virtue or as a result of (A) the execution of the Merger Agreement or any agreements, arrangements or understandings entered into by Parent or Merger Sub contemplated by the Merger Agreement if such agreements, arrangements or understandings are in accordance with the terms and conditions of the Merger Agreement; (B) the announcement of the Merger Agreement or the Merger; (C) the consummation of the Merger; or (D) the consummation of the other transactions contemplated by the Merger Agreement upon the terms and conditions of the Merger Agreement. Each event described in subclauses (A), (B), (C) and (D) is referred to herein as an “Exempted Transaction.”
     (c) Section 1(c) of the Rights Agreement is hereby amended by inserting the following sentence at the end of such Section 1(c):

“and, further, , the Parent Group shall not be deemed to be a Beneficial Owner of, or to beneficially own, any securities solely by virtue of or as a result of any Exempted Transaction.”
     (d) Section 3(a) of the Rights Agreement is hereby amended by inserting the following sentence at the end of such Section 3(a):
“Notwithstanding anything in this Section 3(a) to the contrary, a Distribution Date shall not be deemed to have occurred by virtue of or as a result of any Exempted Transaction.”
     (e) Section 7(a) of the Rights Agreement is hereby amended by striking the word “or” immediately preceding clause (iii) thereof and by inserting the following at the end of such Section 7(a):
“or (iv) immediately prior to the effective time of the Merger as provided in the Merger Agreement (the “Effective Time”), but only if such Effective Time shall occur.”
     (f) Section 1(cc) of the Rights Agreement is hereby amended by inserting the following sentence at the end of such Section 1(cc):
“Notwithstanding anything in this Section 1(cc) to the contrary, a Shares Acquisition Date shall not be deemed to have occurred by virtue of or as a result of the public announcement of any Exempted Transaction.”
     (g) Section 26 of the Rights Agreement is hereby amended by substituting the following address in lieu of the prior address of First Union as the Rights Agent:
American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038
Attention: Corporate Trust Department.
     (h) The Rights Agreement is hereby amended by adding a new Section 35 to the end of the Rights Agreement, which new Section 35 shall read in its entirety as follows:
“Section 35. TERMINATION.
     At the Final Expiration Date, (a) the Rights Agreement shall be terminated and be without any further force or effect, (b) none of the parties to the Rights Agreement will have any rights, obligations or liabilities thereunder and (c) the holders of the Rights shall not be entitled to any benefits, rights or other interests under the Rights Agreement, including, without limitation, the right to purchase or otherwise acquire

Company Common Stock or any other securities of the Company. Notwithstanding the foregoing, Section 18 hereof shall survive the termination of the Rights Agreement. The Company will notify in writing the Rights Agent of the Effective Time. The Rights Agent will not be deemed to have knowledge of the Effective Time unless and until it has received such written notice.”
     Section 5. Effectiveness and Continued Effectiveness. In accordance with the resolutions adopted by the Company’s Board of Directors, the amendments to the Rights Agreement set forth in Section 3 above are effective as of the time at which such resolutions were adopted. The parties hereto hereby acknowledge and agree that, except as specifically supplemented and amended, changed or modified in Section 3 above, the Rights Agreement, as previously amended to the date hereof, shall be unaffected by this Amendment and remain in full force and effect in accordance with its terms.
     Section 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.
     Section 7. Defined Terms. Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used but not defined herein shall have the meanings assigned to them in the Rights Agreement.
     Section 8. Governing Law. This Amendment shall be deemed to be a contract made under the internal substantive laws of the State of North Carolina and for all purposes shall be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date set forth above.

CT COMMUNICATIONS, INC.

By:	/s/ David H. Armistead

Name:	David H. Armistead

Title	General Counsel / Secretary

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	AMERICAN STOCK TRANSFER & TRUST COMPANY, as Attorney in Fact

	By:	/s/ Herbert J. Lemmer

	Name:	Herbert J. Lemmer

	Title	Vice President

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:	/s/ Herbert J. Lemmer

Name:	Herbert J. Lemmer

Title	Vice President